Exhibit 99.1

Patriot National’s Special Committee of the Board Closes in on Strategic

Opportunity Decision; Company Reports Second Quarter 2016 Results

FORT LAUDERDALE, FL., August 15, 2016 – Patriot National, Inc. (NYSE: PN), (“Patriot National or “the Company”) a leading provider of technology and outsourcing solutions, today announced its financial results for the quarter ended June 30, 2016, and confirmed that the special committee of its Board of Directors (the “Special Committee”) is in the final stages of its consideration of possible strategic opportunities.

Strategic Opportunities Consideration

The Special Committee, which is comprised of independent directors, is working collaboratively with Ebix, Inc. to explore the possible combination of the two businesses, while continuing to explore other available strategic opportunities for Patriot National to maximize value for shareholders. Ebix is expected to complete its due diligence by August 31, 2016, as the Special Committee nears the conclusion of its evaluation of the prospects it has received and expects to make a recommendation to the Board of Directors soon on whether the Company should enter into any transaction or pursue another alternative. As announced August 1, 2016, Ebix made an improved offer to acquire 100% of the outstanding stock of the Company.

Financial Highlights:

For the quarter ended June 30, 2016:

(Comparisons to the corresponding prior-year period)

•	Total Revenues increased 19% to $56.5 million

•	Total Fee Income increased 19% to $56.5 million

•	GAAP Net Income was $14.2 million, or $0.45 per diluted share

•	Adjusted Earnings[1] of $2.8 million, or $0.11 per diluted share

•	Adjusted EBITDA[1] of $10.7 million, down 6%

•	Operating Cash Flow[1]of $8.5 million, down 7%

•	Launched operating efficiency initiatives that will generate an additional $5.3 million annualized savings

[1]	See Reconciliation of GAAP net income to Adjusted EBITDA, Adjusted Earnings and Operating Cash Flow in the accompanying financial tables.

Management Commentary

“During the second quarter, we continued to execute on our strategy of becoming the leading end-to-end technology-enabled services provider to the insurance industry. While the second quarter is always a seasonably low quarter for our company, we continue to be extremely optimistic about our ability to drive significant organic revenue and EBITDA growth through the second half of 2016, as well as full year 2017,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “Our sales pipeline remains strong and we are focused on driving top-line growth and profitability by expediting new carrier agreements and technology wins as well as significantly reducing our cost structure.”

Patriot National

“We have built a powerful operating platform to support our long-term growth, with comprehensive technology and outsourcing solutions that are highly valued by our customers. Our roadmap for the future focuses on leveraging our deep customer relationships and broad product portfolio to serve a greater share of our customers’ needs. We are also focused on continuing to deliver innovative technology solutions such as our InsurePay automated payroll solution and our Insurance Expert software platform.”

Operating Results

Three Months Ended June 30, 2016

Total fee income was $56.5 million for the second quarter of 2016, an increase of 19.2% compared with $47.4 million in the second quarter of 2015. The increase in fee income during the second quarter of 2016 was primarily due to the Company’s acquisitions in the trailing twelve months ended June 30, 2016. Organic fee income of $47.3 million did not change significantly year-over-year.

Total expenses for the second quarter of 2016 were $52.3 million, compared with $46.0 million in the second quarter of 2015. The increase was largely attributable to the acquisitions closed during the trailing twelve months ended June 30, 2016.

Second quarter 2016 GAAP net income was $14.2 million, or $0.45 per diluted share, which included an income tax benefit as a result of the release of the valuation adjustment for Deferred Tax Asset of $12.5 million. This compares with $1 million, or $0.04 per diluted share, in the second quarter of 2015. The weighted average diluted shares were 31.6 million on a GAAP basis, which includes 5.0 million shares relating to the warrants associated with the PIPE financing as discussed in the Company’s previous 10-Q (the “Warrants”); and 26.6 million shares excluding the Warrants on a non-GAAP basis respectively. It is important to note that pursuant to the Back-to-Back Agreement between the Company and Mr. Mariano, Mr. Mariano has agreed to tender any shares back to the Company for any shares delivered by the Company pursuant to the Warrant Agreement.

Adjusted earnings for the second quarter of 2016 were $2.8 million, or $0.11 per diluted share, compared with Adjusted earnings of $4.5 million, or $0.17 per diluted share, in the second quarter of 2015. In calculating the weighted average diluted shares, the Warrants mentioned above have been excluded. Patriot National defines Adjusted earnings and Adjusted earnings per share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, acquisition costs, severance expense, public offering costs and the income tax effect related to reconciling items.

Adjusted EBITDA for the second quarter of 2016 was $10.7 million, compared to Adjusted EBITDA of $11.4 million for the second quarter of 2015. Patriot National defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, costs for debt payoff, non-cash stock compensation costs, acquisition costs, severance expense and public offering costs.

Operating Cash Flow for the second quarter of 2016 was $8.5 million, compared to $9.2 million for the second quarter of 2015. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense and capital expenditures.

Patriot National

Summary Financial Results

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
In thousands, except per share amounts	2016	2015	Change
Total Revenues GAAP	$56,470	$47,332	19.3%
Total Fee Income	$56,470	$47,388	19.2%
Organic	$47,267	$47,388	(0.3%)
Acquisitions	$9,203	$—	n/a
Net Income (Loss) GAAP	$14,159	$1,020	n/a
Earnings (Loss) per diluted share	$0.45	$0.04	n/a
Adjusted EBITDA	$10,681	$11,381	(6.2%)
Adjusted EBITDA margins	18.9%	24.0%	(21.2%)
Adjusted Earnings	$2,798	$4,490	(37.7%)
Adjusted Earnings Diluted EPS	$0.11	$0.17	(35.3%)
Operating Cash Flow	$8,478	$9,152	(7.4%)

Reconciliation of GAAP to Non-GAAP Financial Measures is provided in the following financial tables.

Balance Sheet and Liquidity

At June 30, 2016, the Company had liquidity of $58.2 million, comprised of $12.1 million in cash on hand and $6.1 million available under the revolving credit facility. Additionally, the Company’s credit facility provides for an incremental $40 million term loan through an accordion feature.

At June 30, 2016, the Company had total debt of $138.7 million inclusive of capital lease obligations and deferred financing charges. The Company’s leverage ratio, comprised of total debt to trailing 12 months Adjusted EBITDA (including the proforma effect from acquisitions), was 2.4x.

On March 3, 2016, Patriot National’s board approved a $15 million share repurchase program for the Company’s common stock. To date, the Company has repurchased 1.4 million shares.

Patriot National

Outlook for 2016 Financial Guidance

Patriot National has updated the Company’s prior financial guidance for 2016. For the full year ending December 31, 2016, Patriot National currently expects the following financial results.

(millions)	2016 Range
Total Fee Income	$258 - $269
GAAP Net Income	$32 - $35
Adjusted Earnings	$25 - $28
Adjusted EBITDA	$66 - $71
Operating Cash Flows	$45 - $48

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Monday, August 15 at 9 a.m. Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-881-0136 (domestic) or 412-317-6745 (international)

•	Conference call replay available through June 3, 2016: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 10090984

•	Live and archived webcast: ir.patnat.com

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding Adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both Adjusted earnings and Adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow

Patriot National

and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted Earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or Adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Patriot National

Media and Investor Contacts:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

Julie MacMedan

Financial Profiles, Inc.

(310) 622-8242

PatriotNational@finprofiles.com

# # #

FINANCIAL TABLES TO FOLLOW

Patriot National

Patriot National, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2016	2015	2016	2015
Revenues
Total Fee Income	$56,470	$47,388	$121,337	$90,380
Net investment income	—	35	35	36
Net losses on investments	—	(91)	(295)	(91)

Total Revenues	56,470	47,332	121,077	90,325

Expenses
Salaries and related expenses	22,341	17,765	45,981	32,233
Commission expense	10,991	8,494	24,127	17,383
Outsourced services	3,625	2,792	7,195	5,254
Other operating expenses	9,501	6,954	19,298	13,285
Acquisition costs	411	2,315	1,025	2,919
Interest expense, including deferred loan fees	1,376	605	2,788	1,863
Depreciation and amortization	4,700	3,392	9,417	5,695
Stock compensation expense	1,277	3,670	2,701	6,205
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Decrease in fair value of earn-out liability	(1,932)	—	(1,932)	—

Total Expenses	52,290	45,987	110,600	97,133

Net income (loss) before income tax expense	4,180	1,345	10,477	(6,808)
Income tax (benefit) expense	(10,007)	288	(7,148)	(3,064)

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	14,187	1,057	17,625	(3,744)
Net income attributable to non-controlling interest in subsidiary	28	37	65	52

Net Income (Loss)	$14,159	$1,020	$17,560	$(3,796)

Earnings (Loss) Per Common Share
Basic	$0.46	$0.04	$0.60	$(0.15)
Diluted	0.45	0.04	0.59	(0.15)

Weighted Average Common Shares
Basic	30,903	26,390	29,155	25,601
Diluted	31,640	26,793	29,807	25,601

Patriot National

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
In thousands	2016	2015
Assets
Current Assets
Cash	$12,117	$8,372
Short term investments	—	3,173

Total cash and investments	12,117	11,545
Restricted cash	20,769	16,055
Fee income receivable	8,408	8,159
Fee income receivable from related party	27,239	27,036
Net receivable from related parties	1,622	499
Other current assets	2,450	2,046

Total current assets	72,605	65,340
Fixed assets, net	5,018	5,092
Goodwill	121,688	118,141
Intangible assets	78,859	75,681
Forward purchase asset	51,883	28,120
Deferred tax asset, net	12,529	—
Advance on facilitation agreement	1,770	2,000
Other long term assets	11,337	11,428

Total Assets	$355,689	$305,802

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$9,743	$10,639
Net advanced claims reimbursements	3,723	1,835
Income taxes payable	3,751	2,996
Current earn-out payable	6,145	10,556
Accounts payable, accrued expenses and other liabilities	39,198	32,809
Deferred purchase consideration	500	6,128
Revolver borrowings outstanding	33,932	18,032
Current portion of notes payable	6,188	5,500
Current portion of capital lease obligation	1,025	2,232

Total current liabilities	104,205	90,727
Earn-out payable	6,837	1,827
Notes payable, net of deferred loan fees of $2,203 and $2,352	95,359	98,648
Warrant redemption liability	51,883	28,120

Total liabilities	258,284	219,322

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	97,575	86,715
Less non-controlling interest	(170)	(235)

Total Stockholders’ Equity (Deficit)	97,405	86,480

Total Liabilities and Stockholders’ Equity (Deficit)	$355,689	$305,802

Patriot National

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$14,159	$1,020	$17,560	$(3,796)
Income tax (benefit) expense	(10,007)	288	(7,148)	(3,064)
Interest expense	1,376	605	2,788	1,863
Depreciation and amortization	4,700	3,392	9,417	5,695

EBITDA	10,228	5,305	22,617	698
Net losses on investments	—	91	295	91
Severance expense	316	—	1,243	—
Stock compensation expense	1,277	3,670	2,701	6,205
Acquisition costs	411	2,315	1,025	2,919
Non-recurring claims cost	300	—	300	—
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Decrease in fair value of earn-out liability	(1,932)	—	(1,932)	—
Public offering costs	81	—	91	—

Adjusted EBITDA	$10,681	$11,381	$26,340	$22,209

Calculation of Adjusted EBITDA margins:
Total Fee Income	$56,470	$47,388	$121,337	$90,380
Adjusted EBITDA	$10,681	$11,381	$26,340	$22,209

Adjusted EBITDA margins	18.9%	24.0%	21.7%	24.6%

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$14,159	$1,020	$17,560	$(3,796)
Net income attributable to non-controlling interest in subsidiary	28	37	65	52
Income tax (benefit) expense	(10,007)	288	(7,148)	(3,064)

Net income (loss) before income tax expense	4,180	1,345	10,477	(6,808)
Adjustments to Net income (loss) before income tax expense:
Net losses on investments	—	91	295	91
Severance expense	316	—	1,243	—
Stock compensation expense	1,277	3,670	2,701	6,205
Acquisition costs	411	2,315	1,025	2,919
Non-recurring claims cost	300	—	300	—
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Decrease in fair value of earn-out liability	(1,932)	—	(1,932)	—
Public offering costs	81	—	91	—

Total	453	6,076	3,723	21,511
Adjusted net income before income tax expense	4,633	7,421	14,200	14,703
Income tax expense at statutory rate	1,807	2,894	5,538	5,734

Adjusted Net Income Including Non-Controlling Interest in Subsidiary	2,826	4,527	8,662	8,969
Net income attributable to non-controlling interest in subsidiary	28	37	65	52

Adjusted Earnings	$2,798	$4,490	$8,597	$8,917

Calculation of Adjusted Earnings Per Common Share
Basic	$0.11	$0.17	$0.32	$0.35
Diluted	0.11	0.17	0.32	0.35

Weighted Average Common Shares Outsanding
Basic	26,390	26,390	26,898	25,601
Diluted	26,639	26,793	27,063	25,601
Statutory Tax Rate	39.0%	39.0%	39.0%	39.0%

Patriot National

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2016	2015	2016	2015
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$14,159	$1,020	$17,560	$(3,796)
Income tax (benefit) expense	(10,007)	288	(7,148)	(3,064)
Interest expense	1,376	605	2,788	1,863
Depreciation and amortization	4,700	3,392	9,417	5,695

EBITDA	10,228	5,305	22,617	698
Net losses on investments	—	91	295	91
Severance expense	316	—	1,243	—
Stock compensation expense	1,277	3,670	2,701	6,205
Acquisition costs	411	2,315	1,025	2,919
Non-recurring claims cost	300	—	300	—
Costs related to extinguishment of debt	—	—	—	13,681
Decrease in fair value of warrant redemption liability	—	—	—	(1,385)
Decrease in fair value of earn-out liability	(1,932)	—	(1,932)	—
Public offering costs	81	—	91	—

Adjusted EBITDA	10,681	11,381	26,340	22,209

Less: Income tax expense	—	(288)	—	—
Less: Cash interest expense	(1,216)	(546)	(2,476)	(1,719)
Less: Purchase of fixed assets and other long-term assets	(987)	(1,395)	(2,211)	(2,824)

Operating Cash Flow (1)	$8,478	$9,152	$21,653	$17,666

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures